Exhibit 4.33

NINTH AMENDMENT TO THE CREDIT AGREEMENT

This Ninth Amendment, dated as of November 13, 2003 (this “Amendment”), is entered into among Exide Technologies, a Delaware corporation and a debtor and a debtor in possession (the “Company”), the other Borrowers and the Guarantors party hereto, the Lenders party hereto and Citicorp USA, Inc. (“CUSA”), as Administrative Agent and Collateral Monitoring Agent for such Lenders and the Issuers to waive compliance with certain provisions of the Credit Agreement, dated as of April 15, 2002 (as amended to the date hereof, the “Credit Agreement”) entered into among the Borrowers, the Guarantors, the Lenders, the Issuers and CUSA, as Administrative Agent and Collateral Monitoring Agent for such Lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Company has requested that the Administrative Agent and the Lenders enter into the amendment set forth herein; and

WHEREAS, pursuant to Section 13.1(a) (Amendments, Waivers, Etc.) of the Credit Agreement, the consent of each Lender is required to permit the amendment set forth herein;

NOW, THEREFORE, in consideration of the above premises, the parties hereto hereby agree as follows:

Section 1. Amendment to the Credit Agreement.

The Credit Agreement is, effective as of the Amendment Effective Date and subject to the satisfaction (or due waiver) of the conditions set forth in Section 2 below, hereby amended as follows:

(a) Amendment to Article I (Definitions, Interpretation and Accounting Terms).

(i) The following definition is hereby inserted in Section 1.1 (Defined Terms) of the Credit Agreement in the appropriate place to preserve the alphabetical order of the definitions in such section (and the following definition shall replace in its entirety the existing definition for the corresponding term in such section):

“Scheduled Termination Date” means the earliest to occur of (a) February 15, 2004, (b) the date of termination of the Commitments pursuant to Section 2.5 (Reduction and Termination of the Commitments), (c) the date on which the Obligations become due and payable pursuant to Section 9.2 (Remedies), (d) the effective date of a Plan entered by the Bankruptcy Court, and (e) four (4) Business Days prior to the final maturity of any principal obligations under the Pre-Petition Facility.

Section 2. Conditions Precedent to the Effectiveness of this Amendment.

The Amendment set forth in Section 1 above shall become effective as of the date (the “Amendment Effective Date”) when the following conditions precedent have been satisfied or waived by the Administrative Agent in its sole discretion:

(a) Certain Documents. The Administrative Agent shall have received on or before the Amendment Effective Date all of the following, all of which shall be in form and substance satisfactory to the Administrative Agent, and with sufficient originals for each of the Lenders:

(i) this Amendment executed by the Borrowers, the Guarantors, all Lenders and the Administrative Agent; and

(ii) such additional documentation as the Administrative Agent or, if appropriate, the Requisite Lenders may reasonably require.

(b) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Credit Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Amendment Effective Date (other than any such representation or warranty expressly relating to a previous date, which shall be correct as of such date) after giving effect to this Amendment.

(c) Corporate and Other Proceedings. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Amendment shall be satisfactory in all respects, including without limitation, form and substance, to the Administrative Agent in its sole discretion.

(d) No Events of Default. No Event of Default or Default shall have occurred and be continuing on the Amendment Effective Date (after giving effect of this Amendment).

(e) Payment of Costs, Fees and Expenses. All costs, fees and expenses due and owing under any Loan Document to any Secured Party (including all fees and expenses described in Section 5 below) shall have been paid in full and legal counsel, including but not limited to, all foreign counsel, to the Administrative Agent shall have been paid all outstanding fees and expenses owing in connection with any Loan Document (including, without limitation, this Amendment).

Section 3. Representations and Warranties. Each Loan Party party hereto hereby represents and warrants to the Secured Parties that (a) as of the date hereof, no Event of Default or Default under the Credit Agreement shall have occurred and be continuing and (b) all of the representations and warranties of such Loan Party contained in Article IV (Representations and Warranties) of the Credit Agreement and in any other Loan Document are true and correct as of the date of execution hereof in all material respects, as though made on and as of such date (other than representations and warranties in any such Loan Document that are expressly limited to a specific date, which shall be true and correct as of such date).

Section 4. Reference to and Effect on the Loan Documents.

(a) This Amendment is a Loan Document. Except as specifically waived hereby, all of the terms of each Loan Document shall remain unchanged and in full force and effect.

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(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Secured Party under any Loan Document nor constitute a waiver of any provision of any Loan Document.

Section 5. Fees, Costs and Expenses.

(a) As a consideration for the execution of this Amendment, on or before the Amendment Effective Date, the Borrowers and the Domestic Guarantors agree to pay, to each Lender that has executed and delivered to the Administrative Agent this Amendment prior to 5 p.m. (New York time) on November 13, 2003 or such later date as the Administrative Agent and the Company may agree (each a “Participating Lender”), an amendment fee (the “Amendment Fee”) equal to such Participating Lender’s pro rata share of $250,000, calculated based on the sum of such Participating Lender’s Revolving Credit Commitments and Term Loans Outstandings as of the Amendment Effective Date divided by the sum of the aggregate Revolving Credit Commitments and Term Loan Outstandings of all Participating Lenders as of the Amendment Effective Date.

(b) In addition to the Amendment Fee, the Borrowers and the Domestic Guarantors agree to pay on demand in accordance with the terms of Section 13.3 (Costs and Expenses) of the Credit Agreement, where applicable, all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment, all other Loan Documents entered into in connection herewith and the Acquired Facility Related Documents, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto.

Section 6. Execution in Counterparts. This Amendment may be executed and delivered in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute one and the same original Amendment. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 7. Affirmation of Guaranties. Each Guarantor hereby consents to the terms of this Amendment in its capacity as a Guarantor and agrees that the terms of this Amendment shall not affect in any way its obligations and liabilities under its Guaranty or any other Loan Document to which it is a party, all of which obligations and liabilities shall remain in full force and effect and each of which is hereby reaffirmed.

Section 8. Governing Law. This Amendment shall be interpreted, and the rights and liabilities of the parties determined, in accordance with the law of the State of New York.

Section 9. Notices. All communications and notices hereunder shall be given as provided in the Credit Agreement or, as the case may be, the Guaranties.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this Waiver has been duly executed on the date set forth above.

EXIDE TECHNOLOGIES, A DEBTOR AND A DEBTOR IN POSSESSION as a Borrower and a Domestic Guarantor

By:

Name:
Title:

EXIDE DELAWARE LLC, A DEBTOR AND A DEBTOR IN POSSESSION as a Borrower and a Domestic Guarantor

By:

Name:
Title:

RBD LIQUIDATION, LLC, A DEBTOR AND A DEBTOR IN POSSESSION as a Borrower and a Domestic Guarantor

By:

Name:
Title:

[SIGNATURE PAGE TO EXIDE’S NINTH AMENDMENT]

GNB BATTERY TECHNOLOGIES JAPAN, INC., as a Domestic Guarantor

By:

Name:
Title:

EXIDE ILLINOIS, INC., A DEBTOR AND A DEBTOR IN POSSESSION as a Borrower and a Domestic Guarantor

By:

Name:
Title:

[SIGNATURE PAGE TO EXIDE’S NINTH AMENDMENT]

CITICORP USA, INC., as Administrative Agent, Swing Loan Lender, Collateral Monitoring Agent, and a Lender

By:

Name:
Title:

CITIBANK, N.A., as Issuer

By:

Name:
Title:

[SIGNATURE PAGE TO EXIDE’S NINTH AMENDMENT]

Other Lenders:

CIT GROUP BUSINESS CREDIT

By:

Name:
Title:

THE BANK OF NOVA SCOTIA, NEW YORK AGENCY

By:

Name:
Title:

BEAR STEARNS & CO., INC.

By:

Name:
Title:

GE CAPITAL CFE, INC.

By:

Name:
Title:

CREDIT AGRICOLE INDOSUEZ

By:

Name:
Title:

By:

Name:
Title:

LEHMAN COMMERCIAL PAPER, INC.

By:

Name:
Title:

[SIGNATURE PAGE TO EXIDE’S NINTH AMENDMENT]

FOOTHILL INCOME TRUST, L.P.

By:	FIT GP, LLC, its General Partner

By:

Name: Title:

FOOTHILL INCOME TRUST II, L.P.

By:	FIT II GP, LLC, its General Partner

By:

Name: Title:

ENDURANCE CLO I, LTD.

By:	ING Capital Advisors LLC, as Portfolio Manager

By:

Name: Title:

[SIGNATURE PAGE TO EXIDE’S NINTH AMENDMENT]

ORYX CLO, LTD.

By:	ING Capital Advisors LLC, as Collateral Manager

By:

Name: Title:

EATON VANCE INSTITUTIONAL SENIOR LOAN FUND

By:	Eaton Vance Management, as Investment Advisor

By:

Name: Title:

GRAYSON & CO

By:	Boston Management and Research as Investment Advisor

By:

Name: Title:

SENIOR DEBT PORTFOLIO

By:	Boston Management and Research as Investment Advisor

By:

Name: Title:

[SIGNATURE PAGE TO EXIDE’S NINTH AMENDMENT]

EATON VANCE SENIOR INCOME TRUST

By:	Eaton Vance Management as Investment Advisor

By:

Name: Title:

US BANK NATIONAL ASSOCIATION

By:

Name: Title:

CANADIAN IMPERIAL BANK OF COMMERCE

By:

Name: Title:

SUMITOMO MITSUI BANKING CORPORATION

By:

Name: Title:

TRS1 LLC

By:

Name: Title:

[SIGNATURE PAGE TO EXIDE’S NINTH AMENDMENT]

CONSTANTINUS EATON VANCE CDO V, LTD

By:

Name: Title:

EATON VANCE CDO III, LTD

By:

Name: Title:

EATON VANCE CDO IV, LTD

By:

Name: Title:

EATON VANCE LIMITED DURATION

By:

Name: Title:

TOLLI & CO

By:

Name: Title:

[SIGNATURE PAGE TO EXIDE’S NINTH AMENDMENT]

THE FOOTHILL GROUP, INC.

By:

Name: Title:

[SIGNATURE PAGE TO EXIDE’S NINTH AMENDMENT]